EXHIBIT 1
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.
Dated: November 10, 2011

GSE CONSULTING, LP
By:	GSE CONSULTING, GP, LLC, its General Partner
By:	GLENWOOD ENERGY PARTNERS, LTD and
GULF STATES ENERGY, INC., its Members
GLENWOOD ENERGY PARTNERS, LTD
	By:	GLENWOOD ENERGY PARTNERS, GP,LLC

	By:	/s/ Byron G. Biggs
Name: Byron G. Biggs
Title: President

GULF STATES ENERGY, INC.

	By:	/s/Jason Helms
Name: Jason Helms
Title: President

By:	/s/ Jason Helms

Jason Helms

By:	/s/ Justin Helms

Justin Helms

By:	/s/ Billy E. Fowler

Billy E. Fowler

By:	/s/ Jeremiah Collins

Jeremiah Collins

By:	/s/ Byron G. Biggs

Byron G. Biggs

GULF STATES ENERGY, INC.

	By:	/s/ Jason Helms
Name: Jason Helms
Title: President

Glenwood Energy Partners, Ltd.
	By:	Glenwood Energy Partners, GP, LLC

	By:	/s/ Byron G. Biggs
Name: Byron G. Biggs
Title: President

Glenwood Energy Partners GP, LLC

	By:	/s/ Byron G. Biggs
Name: Byron G. Biggs
Title: President

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